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Filing Ref. : Windfall Investors, LLC	Loan / Supplement Number: 3843165/101 Customer Number: 1700212664

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PROMISSORY NOTE AND SUPPLEMENT TO MASTER LOAN AGREEMENT

This Revolving Credit Facility Supplement (alternately, "**Note**" or "**Supplement**") to a Master Loan Agreement dated **September 23, 2005** ("**MLA**"), is established as of **September 23, 2005,** between the undersigned Borrower and Lender identified herein.

1. PROMISE TO PAY. For value received, the undersigned (collectively, "**Borrower**") as principals jointly and severally promise to pay to the order of **Farm Credit West, PCA** ("**Lender**"), a corporation organized and existing under the laws of the United States of America, with its office at **2031 Knoll Drive, P.O. Box 6070, Ventura, CA, 93006** or at such other place as may be designated in writing by Lender, the principal sum of **$8,000,000.00** (Eight Million Dollars and Zero Cents) ("**Commitment**"), or so much of that sum as may be advanced or readvanced by Lender from time to time, together with interest on the unpaid principal balance as specified in Section 3 below. All defined terms used in this Supplement shall have the same meaning as set forth in the MLA. All Indebtedness owed hereunder shall be payable only in lawful money of the United States of America.

1.1 REVOLVING CREDIT FACILITY. On the terms and conditions in the MLA and this Supplement, Lender agrees to make available to Borrower during the Draw Period a revolving line of credit in a principal amount not to exceed, at any one time outstanding, the Commitment or the borrowing base or other guidelines where applicable, whichever is less. Within the limits of the Commitment, as amounts drawn under the revolving line of credit are repaid, they may be reborrowed from time to time during the Draw Period.

1.2 DRAW PERIOD. Subject to the provisions of this Agreement, from the date of this Supplement up to but not including the Maturity Date ("**Draw Period**"), Borrower may draw Loan funds hereunder; and Lender shall make advances of Loan funds to Borrower upon Borrower's request.

1.3 ONGOING REQUIREMENTS AND REPRESENTATIONS. At the time of any draw request or draw by Borrower or advance of Loan funds by Lender, Borrower shall not be in default. Any request for or acceptance of a draw by Borrower constitutes an ongoing representation and warranty by Borrower that Borrower continues to comply with the conditions and requirements set forth in this Agreement, the Security Instruments or any Loan Document in connection herewith, and that title to the Property defined in the Security Instruments has not been "transferred", as defined therein, without Lender's written consent. If a default occurs, one of Lender's remedies includes Lender's right to immediately terminate Borrower's right to make draws hereunder, with or without notice to Borrower.

1.4 PROCEDURE FOR DRAWING FUNDS. All draws requested hereunder shall comply with applicable procedures established by Lender from time to time. Lender's records shall be conclusive evidence of draw requests. Each advance of Loan funds hereunder may be made upon a verbal, written, or telecopied request from Borrower to Lender. Lender may rely on any verbal request for a draw as fully as if such request were in writing. Upon fulfillment of the applicable conditions for making a draw, Lender shall disburse the amount of the requested draw to Borrower in such manner as Lender and Borrower may from time to time agree.

2. PAYMENTS.

Forty-seven (47) Monthly interest only payments in the amount billed, beginning on **December 01, 2005. One (1)** installment of interest in the amount billed and principal, to be made on **November 01, 2009.**

Payments, other than those required as specified in this Section or elsewhere herein, may be made at any time and in any amount during the term of this Note, unless limited or prohibited herein or unless otherwise required by Lender in writing. This Loan is due and payable in full on **November 01, 2009** ("**Maturity Date**"), at which time Borrower shall pay the unpaid principal balance and all accrued interest in full.

At Lender's option, a change in the interest rate or an advance may either increase or decrease one or more of the following: the amount of each installment due, the amount of the final installment (resulting in a final installment due

at the Maturity Date which may be greater than any previous installments) or the total number of installments due.

3. INTEREST.

3.1 INITIAL RATE. The interest rate applicable to the Note is a Variable Interest Rate ("**Variable Interest Rate**") under Lender's **PRIME Interest Rate Program.** Interest will be charged on the entire unpaid principal balance of this Note, including payments not made when due and any other sums owing hereunder. Interest charged hereunder, including any acceleration interest rate, all late charges, default interest and other charges, and all other amounts charged hereunder, shall not be limited by the laws of any state, including any state laws relating to a legal rate or other interest rate, but shall be governed solely by applicable federal laws. Interest will be calculated on the basis of a 365-day year and the actual number of days in each month. Interest charges will begin on the date Lender disburses principal and continue until the Indebtedness is paid in full with interest.

The initial interest rate in effect on this date is **6.00 %** per annum ("**Initial Interest Rate**"). The interest rate that Borrower will pay will change in accordance with Sections 3.2 through 3.6 below.

If Lender changes Borrower's Variable Interest Rate, Lender will give Borrower notice of such rate change to the extent required by and in accordance with the then applicable law.

3.2 CHANGE DATE. The Variable Interest Rate interest rate will automatically increase or decrease the same day there is an increase or decrease in the Index, defined below. Each date on which the Variable Interest Rate may change is called the "**Change Date**".

3.3 INDEX. Beginning on the first Change Date, the Variable Interest Rate charged hereunder shall be based on the "**Prime Rate**" as published in the Wall Street Journal (hereinafter referred to as "**Index**"). If the Prime Rate quoted in the Wall Street Journal is a split rate, the Index shall be based on the higher of the published rates, unless the rate charged by the majority of the 15 largest domestic banks is the lower rate, in which case Lender may charge the lower of the split rates. If said Index should no longer be published, Lender, in the exercise of reasonable judgment, shall substitute another means of determining a Prime Rate Index. Lender will give Borrower notice of such substitution.

3.4 CALCULATION OF CHANGES. On each Change Date Lender will calculate the new Variable Interest Rate **by Subtracting 0.75 percentage points** (the "**Margin Points**") from the Index published on the same day as the Change Date. This sum will be the interest rate until the next Change Date. Lender reserves the right to reprice the Loan by changing the Margin Points to the extent described in Section 3.5 below.

3.5 ANNUAL REPRICING. The Margin Points stated in Section 3.4 may be increased or decreased on December 01, 2006, and every year thereafter. The dates on which the Margin Points may be changed shall be referred to as the "**Repricing Dates**", and the periods between Repricing Dates shall be referred to as the "**Repricing Periods**". At least 12 days before each Repricing Date, Lender shall notify Borrower of the new Margin Points which will be applicable to the next Repricing Period.

3.6 TERMINATION OF PROGRAM. In the event Lender discontinues the PRIME Interest Rate Program, described in Sections 3.1 – 3.5 above, then on the date of the discontinuance, interest shall accrue at the variable interest rate as established by Lender for the interest rate group to which Borrower/this Note is then assigned. Said variable interest rate may be adjusted automatically as of the first day of any month to the rate then made applicable to Borrower's Note's assigned rate group. Borrower understands and agrees that the following provisions shall then also apply: (a) the interest rate group to which this Note is assigned may be changed at any time to any other interest rate group at the sole and complete discretion of Lender, and (b) the interest rate group may be adjusted to the highest interest rate group if a default or an event of default shall occur under this Note or under any other note or agreement between Borrower and Lender.

4. INTEREST FOR OVERDUE PAYMENTS. Any interest or other sum owed hereunder which is not paid when due shall be added to the outstanding principal balance of the Loan and such combined amount shall thereafter

bear interest at the same rate as the principal portion of the Loan.

5. DEFAULT AND REMEDIES. Borrower is in default on this Supplement under the circumstances described in the MLA governing this Supplement. If a default occurs, Lender shall have all the Remedies described in the MLA.

6. **SECURITY.** The security given by Borrower to Lender includes, without limitation the following:
6.1 This Note is unsecured.

7. PREPAYMENT; REAMORTIZATION; REFINANCE; INTEREST RATE CONVERSION. A payment, in any amount, made in advance of the scheduled payment date is a "**prepayment**." If Borrower, in making a prepayment, intends the prepayment to be applied to reduce the principal balance of the Note, Borrower must so inform Lender in writing accompanying the prepayment. Unless agreed to in writing otherwise, Lender may apply all prepayments in such manner as Lender, in its sole discretion, may determine. Borrower may make a full or partial prepayment on any business day without paying a prepayment fee.

Upon the making of a partial prepayment, Borrower may request to have the amount of future installments reamortized over the remaining term of the loan, but only if Borrower so notifies Lender at the time Borrower makes the partial prepayment and only if, upon Lender's approval of the request, Borrower pays to Lender any fees and costs that Lender may charge for such reamortization.

Lender may from time to time offer other loan or interest rate products for which Borrower qualifies. Borrower acknowledges that it may not refinance or convert this Note to another loan or interest rate product with Lender unless Borrower qualifies for such loan or product and pays to Lender any fees and costs that Lender may charge for such refinance or conversion.

8. LEGAL ENTITY STATUS. If any Borrower is a legal entity, by signing below, the undersigned representatives of such entity certify that there have been NO CHANGES in: the entity's owners, directors, officers, partners, managers, trustees or beneficiaries; or in the entity's lawful powers to borrow or encumber entity assets to secure its debts; or in the authority of any person signing below to act for and bind the entity; or in the entity's Articles, Bylaws, Partnership Agreement, Management or Operating Agreement, Declaration of Trust, or other applicable legal documents creating or sustaining the entity since the execution of the last statement to Lender.

9. REIMBURSEMENT OF CHARGES. If any farm credit bank or any other provider of financing or funding to Lender shall assess against Lender any fee, cost, charge, or other amount with respect to the Indebtedness, Borrower shall reimburse Lender on demand for the amount thereof, regardless of whether such assessment arose from actions taken by Borrower.

10. SPECIAL REPRESENTATIONS, WARRANTIES, CONDITIONS AND COVENANTS.

10. 1 DISBURSEMENT INSTRUCTIONS. Borrower understands and agrees that the loan balance on this Commitment is to be controlled by the planned disbursements and operations as shown in Exhibit "C" of the LLC operating agreement of Borrower, and as follows:

$12,000,000.00 - Real Estate Purchase
$ 9,750,000.00 - FCW, FLCA Loan secured by a 1st Deed of Trust, Paso Robles
$ 2,250,000.00 - FCW, PCA Capital Loan, Ventura

	First Year	Second Year	Third Year	Fourth Year
PCA	$2,450,000.00	$1,475,000.00	$ 900,000.00	$ 675,000.00
Accum	$4,700,000.00	$6,175,000.00	$7,075,000.00	$7,750,000.00
Total FCW Debt	$14,450,000.00	$15,925,000.00	$16,825,000.00	$17,500,000.00

REPRESENTATIVES OF LENDER ARE NOT AUTHORIZED TO MAKE ANY ORAL AGREEMENTS OR ASSURANCES. DO NOT SIGN THIS AGREEMENT IF YOU BELIEVE THAT THERE ARE ANY AGREEMENTS OR UNDERSTANDINGS BETWEEN YOU AND LENDER THAT ARE NOT SET FORTH IN WRITING IN THIS AGREEMENT OR IN OTHER LOAN DOCUMENTS PERTAINING TO THIS LOAN.

This Note may be executed by Borrowers in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Signature(s):

Windfall Investors, LLC, a California Limited Liability Company

By: Windfall, LLC, a California Limited Liability Company, Manager/Member

By: ______________________
Dwain A. Davis, Manager

By: Limoneira Company, a Delaware Corporation, Member

By: ______________________
Harold S. Edwards, President

By: ______________________
Don Delmatoff, Secretary

INDORSEMENT – The within Note is hereby indorsed by the payee named in the body of said Note as if the name of the payee were actually executed under the indorsement.

PAY TO THE ORDER OF U.S. AgBANK, FCB, Wichita, Kansas

REPRESENTATIVES OF LENDER ARE NOT AUTHORIZED TO MAKE ANY ORAL AGREEMENTS OR ASSURANCES. DO NOT SIGN THIS AGREEMENT IF YOU BELIEVE THAT THERE ARE ANY AGREEMENTS OR UNDERSTANDINGS BETWEEN YOU AND LENDER THAT ARE NOT SET FORTH IN WRITING IN THIS AGREEMENT OR IN OTHER LOAN DOCUMENTS PERTAINING TO THIS LOAN.

This Note may be executed by Borrowers in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Signature(s):

Windfall Investors, LLC, a California Limited Liability Company

By: Windfall, LLC, a California Limited Liability Company, Manager/Member

By: ____________________
Dwain A. Davis, Manager

By: Limoneira Company, a Delaware Corporation, Member

By: [signature]
Harold S. Edwards, President

By: [signature]
Don Delmatoff, Secretary

INDORSEMENT – The within Note is hereby indorsed by the payee named in the body of said Note as if the name of the payee were actually executed under the indorsement.

PAY TO THE ORDER OF U.S. AgBANK, FCB, Wichita, Kansas